Exhibit 8.1














                 [Letterhead of Simpson Thacher & Bartlett]


                                 July 12, 1995


                       Agreement and Plan of Merger
                         dated as of April 9, 1995
                        among Frontier Corporation,
                     Frontier Subsidiary One, Inc. and
                       ALC Communications Corporation
                       ------------------------------


Frontier Corporation
Frontier Center
180 South Clinton Avenue
Rochester, New York  14646-0700

Ladies and Gentlemen:

         We have acted as counsel to Frontier Corporation, a New York corporation ("Frontier"), in connection with the proposed merger (the

"Merger") of Frontier Subsidiary One, Inc., a Delaware corporation ("Sub")

and wholly owned subsidiary of Frontier, with and into ALC Communications

Corporation, a Delaware corporation ("ALC"), pursuant to the Agreement and

Plan of Merger dated as of April 9, 1995 (the "Merger Agreement"), among

Frontier, Sub and ALC.

         In so acting, we have participated in the preparation of the

Merger Agreement and the preparation and filing with the Securities and

Exchange Commission of a Joint Proxy Statement of Frontier and ALC and

Prospectus of Frontier


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Frontier Corporation                -2-                           July 12, 1995


relating to the proposed Merger and to the shares of common

stock, par value $1.00 per share, of Frontier to be issued to ALC shareholders in the Merger pursuant to the Merger Agreement (the "Joint

Proxy Statement').

         As required by Section 6.2(d) of the Merger Agreement, you have requested that we render the opinion set forth below.  In rendering such opinion, we have examined and relied upon the accuracy as of the date hereof and as of the date of the closing of the Merger of the representations and warranties as to factual matters set forth in the documents referred to above and the Letters of Representation, dated as of the date hereof, that ALC and Frontier have provided to us and to Debevoise

& Plimpton, counsel to ALC, copies of which are attached hereto.  We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions set forth below.  We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

         Subject to the foregoing and to the qualifications and limitations set forth herein, and assuming that the Merger is consummated in accordance with the Merger Agreement and as described in the Joint Proxy Statement, we are of the following opinion:

             1. The Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of
         Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

             2. Frontier, Sub and ALC will each be a party to the reorganization within the meaning of Section 368(b) of the Code.


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Frontier Corporation                -3-                      July 12, 1995


         This opinion is limited solely to the federal law of the United

States as in effect on the date hereof and the relevant facts that exist as of the date hereof.  No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

         We are delivering this opinion to you and, without our prior written consent, no other persons are entitled to rely on this opinion.  We hereby consent to the filing of this opinion as an exhibit to the Joint

Proxy Statement and to the use of our name under the captions "The Merger -

Certain Federal Income Tax Consequences" and "Legal Opinions" in the Joint

Proxy Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section

7 of the Securities Act of 1933 or the Rules and Regulations of the Securities

and Exchange Commission thereunder.



                                 Very truly yours,




                                 SIMPSON THACHER & BARTLETT